UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C INFORMATION

January 9, 2006

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

[ x ]  Filed by the registrant

[    ]  Filed by a party other than the registrant

Check the appropriate box:

[ x ] Preliminary Information Statement

[    ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[    ] Definitive Information Statement

BAS CONSULTING, INC.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4) Proposed maximum aggregate value of transaction:

_______________________________________

5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

_________________________________________________________________________________

INFORMATION STATEMENT

December 13, 2005

BAS CONSULTING, INC.

31 Dingjiang Road

Jianggan District

Hangzhou, 310016

China

This information statement is circulated to advise the stockholders of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company.  Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

The matters upon which action is being taken are:

1.

Amend the Articles of Incorporation to change the name of the Company to Aida Pharmaceuticals, Inc., or such other similar name as may be available in Nevada.

The shareholders holding shares representing 82.28% of the votes entitled to be cast at a meeting of the Company’s shareholders, consented in writing to the proposed actions.  The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company’s Board of Directors approved these actions on January 9, 2006 and recommended that the Articles of Incorporation be amended to reflect the above action.  The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State and will be effective when filed.  The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our Shareholders.

If the proposed actions were not adopted by written majority shareholder consent, it would have been necessary for these actions to be considered by the Company’s Shareholders at a Special Shareholder’s Meeting convened for the specific purpose of approving the actions.

The elimination of the need for a special meeting of the shareholders to approve the actions is authorized by the provisions of NRS 78.320 of the General Corporation Law of Nevada, (the “Nevada Law”).  NRS 78.320 provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to NRS 78.320, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about January 19, 2006.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was January 2, 2006, (the “Record Date”).

Outstanding Voting Stock of the Company

As of the Record Date, there were 25,000,000 shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company.  No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of January 2, 2006, the name and the number of voting shares of the Registrant, $0.001 par value, held of record or was known by the Registrant to own beneficially more than 5% of the 25,000,000 voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class (2)

Common Stock	Union Zone Management Ltd. (3) No. 31 Dingjiang Road Hangzhou, Zhejieng, PRC 310016	14,025,000	56.1

Common Stock	Panasia Strategy Investment Co. Ltd. (4) No. 8 Building 2558 Yan’an Rd. W Shanghai, PRC 201103	4,675,000	18.7

Common Stock	Winsummit China Growing Holdings, Ltd. (5) No. 8 Building 2558 Yan’an Rd. W Shanghai, PRC 201103	1,870,000	7.5

Common Stock	Biao Jin, Chairman	0	0

Common Stock	Xiaoyong Jin, Biao Jin’s son (3)	9,577,673	38.3

Common Stock	Qiong Zhang, Director (4)(5)	2,805,000	11.2

Common Stock	Jiajun Qiu, Director (3), Chief Executive Officer	4,447,327	17.8

Common Stock	Hui Lin Chief Financial Officer	0	0

Common Stock	All executive officers and directors as a group (4 persons)	7,252,327	29

Common Stock	Kwan Hung Lam (6)	1,355,750	5.4

Common Stock	Jianping Wei(6)	1,262,250	5

__________

For purposes of this table, a beneficial owner is one who, directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Voting Stock (b) investment power with respect to the Voting Stock which includes the power to dispose or direct the disposition of the Voting Stock.

(1)       Unless otherwise noted, the address for each of the named beneficial owners is: No. 31 Dingjiang Road, Hangzhou, Zhejieng, PRC 310016.

(2)       The percentage of outstanding shares of common stock is based upon 25,000,000 post-Reverse Stock Split shares.

(3)

Union Zone Management Ltd. (“Union Zone”) is controlled by Xiaoyong Jin (68.29%) and Jiajun Qiu, our director and Chief Executive Officer (31.71%).  Accordingly, Mr. Qiu indirectly owns 4,447,327 shares through his 31.71% ownership of Union Zone since he is deemed to have and/or share the power to direct the voting and disposition of such shares.  Mr. Xiaoyong Jin indirectly owns 9,577,673 shares through his 68.29% ownership of Union Zone since he is deemed to have and/or share the power to direct the voting and disposition of such shares

(4)

Panasia Strategy Investment Co. Ltd. (“Panasia”) is controlled by Qiong Zhang, our director (50%), Kwan Hung Lam (25%) and Jianping Wei (25%).  Accordingly, Ms. Qiong Zhang indirectly owns 2,337,500 shares through her 50% ownership of Panasia since she is deemed to have and/or share the power to direct the voting and disposition of such shares.

(5)

Winsummit China Growing Holdings, Ltd. (“Winsummit”) is controlled by Qi-wei Chen (30%), Jia-wei Chen (20%), Qiong Zhang, our director (20%), Kwan Hung Lam (10%), Jian Ping Wei (5%), Yong Jiang (5%), Jiangsheng Zhu (5%) and Dragonlink Asia Limited (5%).  Accordingly, Ms. Qiong Zhang indirectly owns 374,000 shares through her 20% direct ownership of Winsummit and 93,500 shares through her wholly owned Dragonlink Asia Limited’s 5 % ownership of Winsummit since she is deemed to have and/or share the power to direct the voting and disposition of such shares.

(6)

Mr. Kwan Hung Lam indirectly owns 1,355,750 shares totally, among them 1,168,750 shares through his 25% ownership of Panasia and 187,000 shares through his 10% ownership of Winsummit since he is deemed to have and/or share the power to direct the voting and disposition of such shares. Mr. Jianping Wei owns 1,262,250 shares totally, among them 1,168,750 shares through his 25% ownership of Panasia and 93,500 shares through his 5% ownership of Winsummit since he is deemed to have and/or share the power to direct the voting and disposition of such shares.

There are no contracts or other arrangements that could result in a change of control of the Company.

No Dissenter’s Rights

Under Nevada Law, any dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Purpose and Effect of the Actions

Amend the Articles of Incorporation to change the name of the Company.   Due to the recent change in the Company’s business, the Board of Directors has determined that it is the best interests of the Company to change its corporate name to Aida Pharmaceuticals, Inc., or such other similar name as may be available in Nevada.  The name change will be effected by an amendment to the Company’s Articles of Incorporation.

OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company.  Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

FINANCIAL INFORMATION

For more detailed information regarding the Company, including financial statements, you may refer to our most recent Form 8-K reporting the acquisition of Earjoy Group Limited and other periodic filing with the Securities and Exchange Commission (“SEC)” which we file from time to time.  This information may be found on the SEC’s EDGAR database at www.sec.gov.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and Amendment.  Your consent to the actions and Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By: Order of the Board of Directors

/s/  Biao Jin

Date:

January 9, 2006

Biao Jin

Chairman of the Board

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